UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐      Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8. Other Events

Item 8.01	Other Events.

Notes Issuance

On March 9, 2022, Weyerhaeuser Company (“Weyerhaeuser”) issued $450,000,000 aggregate principal amount of its 3.375% Notes due 2033 (the “2033 Notes”) and $450,000,000 aggregate principal amount of its 4.000% Notes due 2052 (the “2052 Notes” and together with the 2033 Notes, the “Notes”).

The Notes were issued pursuant to an Indenture, dated as of April 1, 1986, as amended and supplemented by a First Supplemental Indenture thereto dated as of February 15, 1991, a Second Supplemental Indenture thereto dated as of February 1, 1993, a Third Supplemental Indenture thereto dated as of October 22, 2001, a Fourth Supplemental Indenture thereto dated as of March 12, 2002 and a Fifth Supplemental Indenture thereto dated as of March 30, 2020 (the “Fifth Supplemental Indenture”) (collectively, the “Indenture”), each between Weyerhaeuser and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as trustee.

Weyerhaeuser intends to use the net proceeds received from the sale of the Notes to fund the purchase of Tender Offer Notes (as defined below) validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the procedures outlined in the Offer to Purchase (as defined below) and pay related fees and expenses.

The Notes were offered and sold pursuant to Weyerhaeuser’s automatic shelf registration statement on Form S-3 (Registration No. 333-256995) under the Securities Act of 1933, as amended. On February 25, 2022, Weyerhaeuser filed with the Securities and Exchange Commission a prospectus supplement, dated February 23, 2022, together with the accompanying prospectus, dated June 10, 2021, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Notes, please refer to the Officers’ Certificate of Weyerhaeuser Company pursuant to the Indenture and the forms of Note, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

Tender Offers

On March 8, 2022, Weyerhaeuser announced the early results of its previously announced cash tender offers (each, an “Offer” and collectively, the “Offers”) for its validly tendered (and not validly withdrawn) notes (the “Tender Offer Notes”) set forth in its Offer to Purchase, dated February 23, 2022 (the “Offer to Purchase”) using a “waterfall” methodology under which Weyerhaeuser will accept the Tender Offer Notes in order of their respective acceptance priority levels noted in the Offer to Purchase (the “Acceptance Priority Levels”). In connection therewith, Weyerhaeuser amended the Offers to increase the maximum aggregate purchase price, not including accrued and unpaid interest, payable in respect of the Tender Offer Notes (the “Offer Cap”) from the previously announced amount of $1.0 billion to $1.2 billion. Except for the increase in the Offer Cap as described above, no other terms of the Offers have changed. Weyerhaeuser announced that $160,900,000 aggregate principal amount of its 8.500% Debentures due 2025 (which have an Acceptance Priority Level of 1), $64,720,000 aggregate principal amount of its 7.950% Debentures due 2025 (which have an Acceptance Priority Level of 2), $40,327,000 aggregate principal amount of its 7.850% Debentures due 2026 (which have an Acceptance Priority Level of 3), $72,986,000 aggregate principal amount of its 7.125% Debentures due 2023 (which have an Acceptance Priority Level of 4), $825,597,000 aggregate principal amount of its 7.375% Debentures due 2032 (which have an Acceptance Priority Level of 5), $32,046,000 aggregate principal amount of its 7.350% Debentures due 2026 (which have an Acceptance Priority Level of 6), $116,137,000 aggregate principal amount of its 6.950% Debentures due 2027 (which have an Acceptance Priority Level of 7), $168,164,000 aggregate principal amount of its 6.875% Debentures due 2033 (which have an Acceptance Priority Level of 8), $473,061,000 aggregate principal amount of its 4.000% Notes due 2030 (which have an Acceptance Priority Level of 9) and $375,437,000 aggregate principal amount of its 4.000% Notes due 2029 (which have an Acceptance Priority Level of 10) were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on March 8, 2022 (the “Early Tender Time”). Withdrawal rights for the Offers expired at 5:00 p.m., New York City time, on March 8, 2022, and, accordingly, any Tender Offer Notes that were validly tendered in the Offers may no longer be withdrawn except where additional withdrawal rights are required by law.

Weyerhaeuser has determined that the completion of the Notes offering satisfies the Funding Condition (as defined in the Offer to Purchase) of the Offers , and in connection therewith, Weyerhaeuser announced on March 9, 2022 the pricing terms of the Offers. Accordingly, on or about March 10, 2022, Weyerhaeuser intends to accept for purchase pursuant to the Offers the full amount of the 8.500% Debentures due 2025, the 7.950% Debentures due 2025, the 7.850% Debentures due 2026 and the 7.125% Debentures due 2023 validly tendered and not validly withdrawn at or prior to the Early Tender Time and a portion of the 7.375% Debentures due 2032 validly tendered and not validly withdrawn at or prior to the Early Tender Time on a prorated basis as described in the Offer to Purchase, using a proration factor of approximately 71.8%, so that the aggregate purchase price does not exceed the Offer Cap. The 7.350% Debentures due 2026, the 6.950% Debentures due 2027, the 6.875% Debentures due 2033, the 4.000% Notes due 2030 and the 4.000% Notes due 2029 will not be accepted for purchase.

Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on March 22, 2022, unless extended or terminated, because the aggregate purchase price of Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time exceeded the Offer Cap, there will be no Final Settlement Date (as defined in the Offer to Purchase), and no Tender Offer Notes tendered after the Early Tender Time will be accepted for purchase.

Weyerhaeuser intends to pay the purchase price for, and accrued and unpaid interest on, the Tender Offer Notes validly tendered (and not validly withdrawn) and accepted for purchase in the Offers with the net proceeds from the Notes offering together with cash on hand.

A copy of each of the press releases announcing the early tender results and upsize and the pricing terms of the Offers is attached hereto as Exhibits 99.1 and 99.2, respectively, and the information set forth therein is incorporated herein by reference.

The information in this Form 8-K filed pursuant to Item 8.01 is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following items are filed as exhibits to this report.

Exhibit No.	Description

4.1	Officers’ Certificate pursuant to the Indenture (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-36753), establishing the Notes and their terms

4.2	Form of 3.375% Global Note due 2033 (included in Exhibit 4.1)

4.3	Form of 4.000% Global Note due 2052 (included in Exhibit 4.1)

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes

5.2	Opinion of Jose Quintana, Esq., Senior Counsel of Weyerhaeuser Company, relating to the Notes

8.1	Opinion of Covington & Burling LLP as to certain tax matters relating to the Notes

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	Consent of Jose Quintana, Esq., Senior Counsel of Weyerhaeuser Company (included in Exhibit 5.2)

23.3	Consent of Covington & Burling LLP (included in Exhibit 8.1)

99.1	Press Release, dated March 8, 2021 (early tender results and upsize)

99.2	Press Release, dated March 9, 2021 (pricing)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: March 9, 2022